Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2023 relating to the financial statements of Americas Styrenics LLC appearing in the Annual Report on Form 10-K of Trinseo PLC for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Houston, TX

August 4, 2023